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                                                                   EXHIBIT 10.11


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           CONVERTIBLE PROMISSORY NOTE

                         (NEXTRON COMMUNICATIONS, INC.)

$5,000,000                                                     September 7, 2000

       FOR VALUE RECEIVED, the undersigned, Nextron Communications, Inc., a California corporation (the "Maker"), does hereby unconditionally promise to pay to Safeguard 2000 Capital, L.P., a Delaware limited partnership, or its registered assigns (the "Holder") on September 30, 2001 (the "Maturity Date") the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with interest thereon at the rate and payable as hereinafter set forth.

       1. Payment of Interest and Principal. Payments of principal and interest on this promissory note (the "Note") shall be payable in accordance with the terms hereof. Principal and interest shall be payable on the Maturity Date. Interest on principal amount outstanding under this Note shall accrue from the date hereof at an annual rate equal to the announced prime rate of PNC Bank, N.A. (the "Prime Rate") plus one percent (1%). Such interest rate shall be changed when and as the Prime Rate changes. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.

       Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Maker at any time shall be applied to the unpaid balance of any outstanding principal of this Note

       2. Prepayment Limitations. The outstanding principal amount of this Note may be prepaid by the Maker, in whole or in part, solely with the consent of the Holder; provided, however, that if the Holder elects not to exercise its right when it arises to convert the outstanding balance due under this Note into New Stock (as hereinafter defined) pursuant to Paragraph 4 below, the outstanding principal amount of this Note may thereafter be prepaid in whole at any time or in part from time to time without any prepayment penalty or premium or the need to obtain the consent of the Holder; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid.



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       3. Method and Application Payments. All amounts payable hereunder shall be paid by the Maker in lawful money of the United States of America by certified check or wire transfer in immediately available and freely transferable funds at the place designated by Holder in writing to Maker for such payment. All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Holder, first to late charges and collection costs, if any, then to accrued interest, and then to principal.

       4. Conversion. The outstanding balance due under this Note (including, without limitation, principal and accrued interest due and unpaid hereunder) shall automatically convert into stock of the class issued in the next round of equity financing ("New Stock"), whether private or public, raising not less than $5,000,000 from investors other than the Holder, at a conversion price equal to the average price per share paid by such third party investors. Such conversion shall be effective immediately upon the closing of the sale of such New Stock to the third party investors. Upon any such conversion, this Note will be surrendered to the Maker at its principal office as set forth in Paragraph 8 hereof. In addition:

              (a) the Maker shall reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the conversion of this Note and all similar Notes, such number of its duly authorized shares of preferred and common stock as from time to time shall be issuable upon the conversion of this Note and all similar Notes at the time outstanding or upon the conversion of the New Stock issued upon conversion of any such Note, and all of such shares of stock so issuable, when issued and delivered in accordance with the terms hereof or the terms of the New Stock, will be duly authorized, validly issued, fully-paid and non-assessable; and

              (b) all of the provisions of Section 2 - "Registration Rights" in the Investors' Rights Agreement dated as of November 24, 1999 between the Company and the Purchaser (the "Investors' Rights Agreement") shall apply equally to the shares of New Stock or the shares of common stock issuable upon conversion of the New Stock that is issuable upon conversion of this Note or any similar Notes, and each reference in the Investors' Rights Agreement to "Registrable Shares" shall mean the Registrable Shares as defined in that agreement and the shares of New Stock or common stock issuable upon conversion of the New Stock so issuable, collectively as a single class.

If there is no financing which consists of such issuance of New Stock on or prior to the Maturity Date, on or after the Maturity Date, this Note shall become due and payable in cash as otherwise provided herein.

       5. Events or Default. Each of following events shall constitute an event of default (an "Event of Default") hereunder:

              (a) If the Maker shall fail to pay when due any interest or principal or any other sum payable to the Holder hereunder and with respect to payments of interest only, such failure shall continue incurred for five days after the due date thereof.



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              (b) If the Maker shall default in the performance of any other agreement or covenant contained herein and such default shall continue uncured for 10 days after written notice thereof to the Maker given by the Holder (or, if such default cannot reasonably be cured within such 10 day period and, the Maker is proceeding to cure with reasonable diligence, such period of time as shall be reasonably necessary to cure such default, but in no event more than 30 days).

              (c) If Maker shall become insolvent, bankrupt or shall generally fail to pay its debts as such debts become due; or if Maker shall admit in writing its inability to pay its debts; or if Maker shall suffer a receiver or trustee for it or substantially all of its property to be appointed; or if Maker makes an assignment for the benefit of creditors; or if proceedings under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted against the Maker and are not dismissed or stayed within 60 days; or if a receiver or trustee for Maker or substantially all of its property shall be appointed without Maker's consent and such receiver or trustee shall not be discharged within 60 days; or if proceedings relating to the Maker under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted or commenced by the Maker.

              (d) If any judgment, writ, warrant of attachment or execution or similar process which calls for payment or presents liability in excess of $25,000 individually, or $100,000 in the aggregate, (not covered by insurance) shall be rendered or issued against or levied against the Maker or Maker's property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within 10 days after its issuance or levy.

              (e) If there shall occur a default by the Maker under any document, agreement or instrument to which the Maker is a party now or hereafter evidencing or securing any indebtedness pursuant to which the Maker has borrowed at least $25,000, after giving effect to any applicable grace period therein.

       6. Remedies. Upon the happening of any Event of Default and at any time thereafter, by notice by the Holder to the Maker (except if any Event of Default described in Paragraph 5(c) shall occur in which case acceleration shall occur automatically and without notice), the Holder may declare the entire unpaid balance, principal and interest, of all indebtedness of the Maker to the Holder hereunder to be immediately due and payable, even if prior to the Maturity Date. Upon such declaration, the Holder shall have the immediate right to exercise all rights granted hereunder and all rights and remedies granted by any applicable law, all of which shall be cumulative in nature. In addition, upon the occurrence of any Event of Default, interest shall automatically and without notice begin to accrue on the outstanding balance of this Note at the Prime Rate plus three percent (3%).

       7. Dispute Resolution. Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $100,000 ("Summary Proceeding"), arising out of or relating to the Obligations or the Documents (as such terms are defined in the Pledge Agreement), or the breach, termination or validity thereof, shall be litigated



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exclusively in the Superior Court of the State of Delaware (the "Delaware
Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court,
(iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to the Obligations or the Documents and waives any and all rights to any such jury trial or to seek punitive damages.

       In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $100,000 (a "Proceeding") arising out of or relating to the Obligations or the Documents or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions relating to Summary Proceedings shall apply to such Proceeding.

       If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Note and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Holder's principal place of business by three arbitrators, at least one of whom shall be an attorney with substantial experience in creditor-debtor law. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

       Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such shall not be sought as a means to avoid or stay arbitration or Summary Proceedings.

       8. Miscellaneous. The Maker hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Holder. Upon an event of default hereunder, the



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Holder shall have the right to offset the amount owed by the Maker against any amounts owed by the Holder in any capacity to the Maker, whether or not due, and the Holder shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an event of default hereunder even though such charge is made or entered on the books of the Holder subsequent thereto. The Maker shall pay to the Holder, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Holder in connection with the enforcement of this Note.

       Notices required to be given hereunder shall be deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

     If to the Holder:

                         Safeguard 2000 Capital L.P.
                         800 The Safeguard Building
                         435 Devon Park Drive
                         Wayne, PA 19087
                         Attn: Controller
                         Fax No.: 610-293-0601

     If to the Maker:

                         Nextron Communications, Inc.
                         6830 Via Del Oro, Suite 240
                         San Jose, CA 95119
                         Attn: President
                         Fax No.: 408-574-0222

or to such other address, or in care of such other person, as the holder or the Maker shall hereafter specify to the other from time to time by due notice.

       Any failure by the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Holder unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Maker and shall inure to the benefit of the Holder, its successors and assigns; provided, however, that the Maker may not assign, sell or otherwise transfer this Note without the express prior written consent of the Holder. The Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

       IN WITNESS WHEREOF, the Maker, by its duly authorized officer intending to be legally bound hereby, has duly executed this Note as of the date first written above.



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                                        Nextron Communications, Inc.

                                        By: /s/ JEFFREY M. TABLAK
                                           -------------------------------------
                                        Name: Jeffrey M. Tablak

                                        Title: CEO



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